Exhibit 99.2

The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation

Condensed Combined Financial Statements (Unaudited)

As of September 30, 2026, and December 31, 2025, and

for the nine months ended September 30, 2026 and September 30, 2025

The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation

The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation

Condensed Combined Statements of Income (Unaudited)

	Nine Months Ended September 30,
(In millions)	2026	2025
Revenues and other income:
Sales and other operating revenues	$7,308	$5,649
Related party revenues	286	189
Income from equity method investment	5	6
Related party other income	5	5
Other income	1	1

Total revenues and other income	7,605	5,850

Costs and expenses:
Cost of revenues (excludes items below)	2,874	2,041
Related party cost of revenues	3,559	3,220
Depreciation and amortization	69	89
Selling, general and administrative expenses	149	124
Other taxes	11	15

Total costs and expenses	6,662	5,489

Income before income taxes	943	361
Provision for income taxes	246	94

Net income	$697	$267

The accompanying notes are an integral part of these Condensed Combined Financial Statements.

The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation

Condensed Combined Balance Sheets (Unaudited)

	September 30,	December 31,
(In millions)	2026	2025
ASSETS
Receivables	$41	$34
Related party receivables	3	4
Inventories	840	440

Total current assets	884	478
Equity method investment	159	162
Property, plant and equipment, net	825	858
Intangibles, net	42	46
Other noncurrent assets	27	25

Total assets	$1,937	$1,569

LIABILITIES
Accounts payable	$273	$135
Related party payables	4	2
Payroll and benefits payable	27	26
Accrued taxes	150	142
Environmental obligations	108	46
Other current liabilities	4	3

Total current liabilities	566	354
Deferred income tax liabilities	103	53
Other long-term liabilities	24	23

Total liabilities	693	430
Commitments and contingencies (see Note 9)
EQUITY
Net parent investment	1,244	1,139

Total liabilities and equity	$1,937	$1,569

The accompanying notes are an integral part of these Condensed Combined Financial Statements.

The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation

Condensed Combined Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(In millions)	2026	2025
Operating activities:
Net income	$697	$267
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	69	89
Deferred income taxes	50	19
Share-based compensation expenses	14	8
Income from equity method investment	(5)	(6)
Distributions from unconsolidated affiliates	8	8
Changes in:
Receivables, net	(6)	(5)
Inventories	(400)	(49)
Accounts payable	140	7
Payroll and benefits payable	1	(3)
Accrued taxes	8	5
Environmental obligations	62	(3)
Other assets and liabilities	1	(3)
All other, net	5	4

Net cash provided by operating activities	644	338

Investing activities:
Additions to property, plant, and equipment and intangibles	(39)	(42)
Disposal of assets	1	—

Net cash used in investing activities	(38)	(42)

Financing activities:
Net transfers to Parent	(606)	(296)

Net cash used for financing activities	(606)	(296)

Net change in cash, cash equivalents and restricted cash	$—	$—
Cash, cash equivalents and restricted cash at beginning of period	—	—

Cash, cash equivalents and restricted cash at end of period	$—	$—

Supplemental data
Cash paid during the period for:
Operating lease payments	2	1

The accompanying notes are an integral part of these Condensed Combined Financial Statements.

The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation

Condensed Combined Statements of Changes in Net Parent Investment (Unaudited)

(In millions)	Total
Balance December 31, 2024	$1,176
Net income	267
Net transfers to Parent	(288)

Balance September 30, 2025	$1,155

Balance December 31, 2025	$1,139
Net income	697
Net transfers to Parent	(592)

Balance September 30, 2026	$1,244

The accompanying notes are an integral part of these Condensed Combined Financial Statements.

Notes to Condensed Combined Financial Statements

1.Description of the Business and Basis of Presentation

Description of the Business

The accompanying Condensed Combined Financial Statements and notes present the Condensed Combined Statements of Income, Balance Sheets, Cash Flows, and Changes in Net Parent Investment of the Mandan and Saint Paul Park (“SPP”) refineries and accompanying refining logistics assets (“the Business,” “we,” or “our”) of Marathon Petroleum Corporation (“MPC” or “Parent”) and its midstream subsidiary MPLX LP (“MPLX”).

The Business operates as crude oil refineries within MPC’s mid-continent refining system. SPP, located in St. Paul Park, Minnesota, has a crude oil refining capacity of approximately 105,000 barrels per calendar day (“bpcd”) and processes sweet and heavy sour crude oils into gasoline, distillates, asphalt, propane, heavy fuel oil, natural gas liquids (“NGLs”), and petrochemicals, with distribution by truck, rail, and barge. The Mandan Refinery, located in Mandan, North Dakota, has a crude oil refining capacity of approximately 72,000 bpcd and processes primarily sweet domestic crude oil from North Dakota into gasoline, distillates, propane, heavy fuel oil, NGLs, and petrochemicals, with distribution by truck and rail. The combined crude oil refining capacity is approximately 177,000 bpcd.

The Business also owns a 17% interest in the Minnesota Pipe Line Company (“MPL”) along with Flint Hills Resources and Trof, Inc. MPL transports crude oil to the Business’ SPP and Flint Hills Resources’ Pine Bend refineries.

Basis of Presentation

These Condensed Combined Financial Statements have been derived from the MPC consolidated financial statements and accounting records of MPC. These Condensed Combined Financial Statements include all majority-owned and controlled subsidiaries and reflect the combined historical results of operations, financial position and cash flows of the Business for the periods presented as historically managed within MPC in conformity with generally accepted accounting principles in the United States (“GAAP”). The Condensed Combined Financial Statements may not be indicative of the Business’ future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as an independent company during the periods presented. In the opinion of management, these Condensed Combined Financial Statements include all adjustments (consisting of normal, recurring adjustments, unless otherwise disclosed) necessary for a fair statement of the condensed combined results of operations, financial position, and cash flows for each period presented. The combined results for the interim periods are not necessarily indicative of results to be expected for the full year. The December 31, 2025 Combined Balance Sheets were derived from audited financial statements but do not include all disclosures required by GAAP. These financial statements should be read in conjunction with the financial statements and related notes included in our audited Combined Financial Statements for the year ended December 31, 2025.

Transactions among components included within the Business have been eliminated and transactions with MPC, MPLX, and other affiliates outside of the Business have been retained as related party transactions in these Condensed Combined Financial Statements. Related party transactions between the Business and Parent have been settled through Net parent investment with the net effect reflected in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheets as Net parent investment. Related party transactions between the Business and MPLX historically settled in cash have been reflected in the Condensed Combined Balance Sheets as Related party receivables and payables with the net effect reflected in the Condensed Combined Statements of Cash Flows as operating activities. See Note 4 for additional information. The Business’ investments in which the Business exercises significant influence but does not control and does not have a controlling financial interest are accounted for using the equity method.

Historically, MPC provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions include, but are not limited to, executive management, legal, human resources, treasury, finance, accounting, internal audit, information technology, and the related benefit costs associated with such functions, such as stock-based compensation. The costs of such services were allocated to the Business based on direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of income from operations, total assets, headcount, or other relative drivers applied to the relevant cost pools. The charges for these functions are deemed settled in cash by the Business to MPC in the period in which the costs were recorded within Selling, general and administrative expenses and Cost of revenues in the Condensed Combined Statements of Income. Management believes the basis on which the expenses have been allocated is a reasonable reflection of the utilization of services provided to, or the benefit received by, the Business during the periods presented; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for the periods presented. Actual costs that may have been incurred if the Business had been an independent company could materially differ from the amounts allocated as the costs would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees, and strategic decisions made in areas such as information technology and infrastructure. Management does not believe, however, that it is practicable to estimate what these expenses would have been for the periods presented had the Business operated as an independent company, including any expenses associated with obtaining any of these services from unaffiliated entities.

MPC utilizes a centralized treasury management function for financing its operations, with cash from MPC’s operating companies, including the Business, swept to shared MPC cash pooling accounts. The cash and cash equivalents held by MPC at the corporate level are not specifically identifiable to the Business and therefore have not been reflected in the Business’ Condensed Combined Balance Sheets. Cash transfers between the Parent and the Business are accounted for through Net parent investment.

The Condensed Combined Financial Statements include certain assets and liabilities that have historically been held at the Parent corporate level but are specifically identifiable or otherwise attributable to the Business. MPC’s third-party long-term debt and the related interest expense have not been allocated to the Business for any of the periods presented as the Business was not the legal obligor of such debt and the MPC borrowings were not directly attributable to the Business.

Current and deferred income taxes have been determined based on the stand-alone results of the Business; however, because the Business filed as part of MPC’s tax group in certain jurisdictions, the Business’ actual tax balances may differ from those reported. The Business’ portion of income tax expense is deemed to have been settled in the period the related tax expense was recorded.

Unless otherwise noted, all figures within the Condensed Combined Financial Statements are stated in U.S. Dollars (“USD”) and millions.

2. Summary of Principal Accounting Policies

The significant accounting policies of the Business are set forth in Note 2 - Summary of Principal Accounting Policies within the Business’ audited Combined Financial Statements as of December 31, 2025.

3. Accounting Standards Recently Adopted

Not Yet Adopted

ASU 2026-02, Environmental Credits and Environmental Credit Obligations (Topic 818)

In May 2026, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) to provide specific authoritative guidance on the recognition, measurement, presentation, and disclosure requirements for environmental credits and environmental credit obligations. This ASU is effective for fiscal years beginning after December 15, 2028, and for interim periods within those fiscal years. Early adoption is permitted. The amendments in this ASU should be applied retrospectively through a cumulative-effect adjustment but do not require restating prior period financial statements. The Business is currently assessing the impact that adoption will have on the Condensed Combined Financial Statements and disclosures.

ASU 2025-11, Interim Reporting (Topic 270)

In December 2025, the FASB issued Accounting Standards Update 2025-11, Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 clarifies the current interim disclosure requirements and the applicability of ASC 270, Interim Reporting by creating a comprehensive list of required interim disclosures and adding a principle that requires entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. The guidance is effective for interim reporting periods within annual reporting periods beginning after December 15, 2028, with early adoption permitted. The Business is currently assessing the impact that adoption will have on the Condensed Combined Financial Statements and disclosures.

4. Related Party Transactions

Transactions with MPC

Cash Management Agreement

The Business participates in MPC’s centralized treasury management function for financing its operations. MPC utilizes a centralized treasury management function for financing its operations, with all cash from its operating companies, including the Business, swept to shared MPC cash pooling accounts. Our net cash balance with MPC is included in Net parent investment on the Condensed Combined Balance Sheets, and the net cash activity is classified under financing activities on the Condensed Combined Statements of Cash Flows.

Trade Receivables Program

MPC participates in a trade receivables securitization program with a group of lenders. The trade receivables facility consists of certain of MPC’s wholly owned subsidiaries (“Originators”), including the Business, selling or contributing on an on-going basis all of the trade receivables generated by them (the “Pool Receivables”), together with all related security and interests in the proceeds thereof, without recourse, to another wholly owned, bankruptcy-remote special purpose entity (“BRSPE”), MPC Trade Receivables Company I LLC (“TRC”), in exchange for a combination of cash, equity and/or borrowings under a subordinated note issued by TRC to one or more of the Originators. MPC accounts for transfers under these securitization arrangements as sales because full title and ownership in the underlying receivables and control of the receivables is considered transferred and its assets are not available to MPC creditors. MPC wholly owns and therefore consolidates the BRSPE in its consolidated financial statements.

As the BRSPE is not owned or controlled by the Business, the activities of the BRSPE are not presented in the Condensed Combined Financial Statements of the Business. The Business receivables included within MPC’s trade receivables securitization program, and transferred to the BRSPE, was $389 million and $206 million as of September 30, 2026 and December 31, 2025, respectively. These receivables have been derecognized and removed from our Condensed Combined Balance Sheets at the date of transfer.

Allocation of Centralized Costs

The Condensed Combined Statements of Income include expenses of certain centralized functions and other programs provided and/or administered by MPC and MPLX that are charged directly to the Business. The functions and programs provided by the Parent include, but are not limited to, general corporate expenses such as executive management, legal, human resources, treasury, finance, accounting, internal audit, information technology, and the related benefit costs associated with such functions, such as stock-based compensation. In addition, for purposes of preparing these Condensed Combined Financial Statements, a portion of MPC’s total corporate general and administrative expenses have been allocated to the Business. These expenses have been allocated to the Business based on a pro-rata basis using an applicable measure of income from operations, total assets, headcount, or other relative drivers applied to the relevant cost pools. Details on MPC programs included in the centralized allocations are included below. The table below presents a summary of centralized allocations to the Business from MPC.

	Nine Months Ended September 30,
(In millions)	2026	2025
Allocation of centralized costs:
Cost of revenues	$(10)	$(5)
Selling, general and administrative expenses	84	81

Total corporate allocations	$74	$76

Related Party Transactions

The Condensed Combined Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of MPC. Historically, the Business has entered into transactions with MPC and its affiliates in the ordinary course of its operations. The nature of these transactions are similar to those the Business enters into with third parties, which include but are not limited to, purchases of crude oil and feedstock and the sale of refined products. The table below summarizes sales and purchases between the Business and MPC that are included in the Condensed Combined Statements of Income:

	Nine Months Ended September 30,
(In millions)	2026	2025
Related party revenues	$268	$177
Related party cost of revenues	3,466	3,142

The table below summarizes the related party balances that have been included in the Condensed Combined Balance Sheets:

(In millions)	September 30, 2026	December 31, 2025
Related party receivables	$3	$4
Other noncurrent assets	—	1

Related party expenses consists primarily of Employee Service Agreement (ESA) charges and fees paid under co-location agreements. The Business has various employee service agreements with MPC under which the Business reimburses MPC for employee benefit expenses, along with the provision of operational and management services in support of both our crude oil and products logistics operations. The charges are classified as Related party cost of revenues or Selling, general and administrative expenses depending on the nature of the asset or activity with which the costs are associated. The table below summarizes the related party ESA expenses that have been included in the Condensed Combined Statements of Income:

	Nine Months Ended September 30,
(In millions)	2026	2025
Related party cost of revenues	$63	$53
Selling, general and administrative expenses	16	11

Net Transfers to Parent

The net effect of transactions between the Business and MPC are included within Net transfers to Parent in the Condensed Combined Statements of Cash Flows and within Net transfers to Parent in the Condensed Combined Statements of Changes in Net Parent Investment. The components of Net transfers to Parent are as follows:

	Nine Months Ended September 30,
(In millions)	2026	2025
Transfers to Parent:
General financing activities	$(680)	$(372)
Allocation of centralized costs	74	76

Net transfers to Parent in the Unaudited Condensed Combined Statements of Cash Flows	(606)	(296)

Stock-based compensation expense	14	8

Net transfers to Parent in the Unaudited Condensed Combined Statements of Changes in Net Parent Investment	$(592)	$(288)

Other Non-MPC Related Party Transactions

Transactions with other related parties include, but are not limited to, sales of refined products, purchases of transportation services, and other purchases from certain equity affiliates of the Business. The table below summarizes sales and purchases with other related parties that are included in the Condensed Combined Statements of Income:

	Nine Months Ended September 30,
(In millions)	2026	2025
Related party revenues	$18	$12
Related party cost of revenues	30	25

The table below summarizes payables with other related parties that have been included in the Condensed Combined Balance Sheets:

(In millions)	September 30, 2026	December 31, 2025
Related party payables	$4	$2

5. Inventories

Inventories consist of the following:

(In millions)	September 30, 2026	December 31, 2025
Crude oil and other feedstocks	$166	$103
Refined products	574	247
Materials and supplies	100	90

Total inventories	$840	$440

6. Environmental Obligations

Environmental obligations on the Condensed Combined Balance Sheets approximated $108 million and $46 million as of September 30, 2026 and December 31, 2025, respectively. The environmental obligation value in each period is primarily impacted by the timing of receipt of exemption credits, the settlement timing of obligations and changes in renewable fuel standards (RFS) requirements. The increase as of September 30, 2026 was primarily attributable to $230 million of incremental accruals recorded to comply with RFS requirements for the 2026 compliance period. The increase in incremental accruals was offset by the $46 million settlement of the 2025 RFS obligation in September 2026 and the receipt of small refinery exemption (SRE) credits. In August 2026 and 2025, the Environmental Protection Agency (EPA) approved the Mandan SRE for the 2023, 2024, and 2025 compliance periods, resulting in a $122 million and $114 million reduction of the Environmental obligations as of September 30, 2026 and December 31, 2025, respectively, in the Condensed Combined Balance Sheets.

7. Income Taxes

The Business recorded a combined U.S. federal and state income tax provision of $246 million for the nine months ended September 30, 2026, which was higher than the U.S. statutory rate primarily due to state taxes.

The Business recorded a combined U.S. federal and state income tax provision of $94 million for the nine months ended September 30, 2025, which was higher than the U.S. statutory rate primarily due to state taxes.

The Business’ operations are subject to U.S. federal and state and local income taxes. In preparing these Condensed Combined Financial Statements, the Business has prepared its tax provision for operations following a separate return method. The separate return method applies ASC 740 to the Condensed Combined Financial Statements on the basis the Business was a separate taxpayer. As a result, the tax treatment of certain items reflected in the Condensed Combined Financial Statements may not be reflected in the consolidated tax returns of Parent. Therefore, such items as net operating losses, credit and other similar loss carryforwards, and other deferred taxes may exist in the Condensed Combined Financial Statements that may not exist or will differ from the amounts reported in Parent’s consolidated tax return.

8. Revenue

Disaggregation of Revenue

The following tables represent a disaggregation of revenue for the nine months ended September 30, 2026 and September 30, 2025:

	Nine Months Ended September 30,
(In millions)	2026	2025
Revenue by type:
Product and other revenues:
Gasoline	$3,826	$2,921
Distillates	2,939	2,016
Crude oil	151	365
Asphalt	198	176
Propane	62	75
NGLs and petrochemicals	63	64
Heavy fuel oil	57	16
Others	12	16

Sales and other operating revenues	7,308	5,649
Gasoline	10	8
Distillates	73	4
Crude oil	—	13
Asphalt	69	45
NGLs and petrochemicals	87	84
Heavy fuel oil	45	35
Others	2	—

Related party revenues	286	189
Other income:
Income from equity method investment	5	6
Related party other income	5	5
Other income	1	1

Total revenues and other income	$7,605	$5,850

We do not disclose information on the remaining performance obligations for any contract with expected duration of one year or less at inception. As of September 30, 2026, we do not have remaining performance obligations that are material to future periods.

9. Commitments and Contingencies

The Business is the subject of, or a party to, pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. Some of these matters are discussed below. For matters for which the Business has not recorded a liability, the Business is unable to estimate a range of possible loss because the issues involved have not been fully developed through pleadings, discovery or court proceedings. However, the ultimate resolution of some of these contingencies could, individually or in the aggregate, be material.

Environmental Matters

The Business is subject to federal, state and local laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for non-compliance.

As of September 30, 2026 and December 31, 2025, accrued liabilities for remediation totaled $5 million and $5 million, respectively, and are included in Other long-term liabilities in our Condensed Combined Balance Sheets. It is not presently possible to estimate the ultimate amount of all remediation costs that might be incurred or the penalties, if any, that may be imposed.

The Business is involved in environmental enforcement matters arising in the ordinary course of business. While the outcome and impact to the Business cannot be predicted with certainty, management believes the resolution of these environmental matters will not, individually or collectively, have a material adverse effect on its results of operations, financial position or cash flows. The pending environmental matters are: United States EPA v. St. Paul Park Refinery (date instituted January 9, 2024) and Department of Justice Environment and Natural Resources Division (DOJ) v. Mandan Refinery (date instituted March 5, 2025). At this stage, the ultimate outcome of these matters remains uncertain, and neither the likelihood of an unfavorable outcome nor the ultimate liability, if any, can be determined.

Asset Retirement Obligations

The Business’ short-term retirement obligations were $1 million and $1 million as of September 30, 2026, and December 31, 2025, respectively, and are included in Other current liabilities in our Condensed Combined Balance Sheets. The long-term asset retirement obligations were $9 million and $8 million at September 30, 2026, and December 31, 2025, respectively, which are included in Other long-term liabilities in our Condensed Combined Balance Sheets.

Other

On September 20, 2026, a contractor died while performing work at the St. Paul Park refinery. The incident remains under investigation. At this time, the Company cannot reasonably estimate the potential loss, if any, arising from this matter.

10. Subsequent Events

The Business has evaluated subsequent events from the balance sheet date through November 1, 2026, the date these financial statements were available to be issued.